EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402, No. 33-54404,
No. 333-94945, No. 333-37823 and No. 333-37831 of Weingarten Realty Investors on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement 33-25581 of Weingarten Realty Investors on Form S-8 and in Registration Statement No. 333-85967, No. 333-57508, No. 333-104560, and No. 333-104559 of Weingarten
Realty Investors on Form S-3 of our report dated March 9, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in its method of accounting in 2002 for the impairment and disposal of long-lived assets to conform to Statement of Financial Accounting Standards No. 144) appearing in this Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 2003.



DELOITTE  &  TOUCHE  LLP
Houston,  Texas
March  15,  2004